UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020

BrewBilt Manufacturing Inc.

Vet Online Supply, Inc.
(Exact name of registrant as specified in its charter)

www.brewbilt.com

Florida	000-55787	47-0990750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Spring Hill Road #10
Grass Valley, CA 95945
(Address of principal executive offices)

(530) 802-5023
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 9 – AUDITED FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

As reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2019, Vet Online Supply, Inc. closed the merger transaction (the “Merger”) that was the subject of that certain Agreement and Plan of Merger (the “Merger Agreement”) with BrewBilt Manufacturing, LLC (“BrewBilt”) dated November 22, 2019. BrewBilt merged with and into Vet Online Supply, Inc., with BrewBilt remaining as the surviving entity. The merger is treated as a “reverse merger” under the purchase method of accounting, with BrewBilt as the accounting acquirer. The DEFR14C for the new name change “BrewBilt Manufacturing Inc.” was filed on January 27, 2020.

Exhibits
99.1	Audited financial statements of BrewBilt Manufacturing, LLC for the years ended December 31, 2018 and 2017

99.2	Unaudited financial statements of BrewBilt Manufacturing, LLC for the nine months ended September 30, 2019 and 2018

99.3	Unaudited pro forma condensed combined financial statements of Vet Online Supply, Inc. and BrewBilt Manufacturing, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vet Online Supply, Inc.

Date: April 2, 2020	By:	/s/ Jef Lewis
Jef Lewis Chief Executive Officer (Principal Executive Officer)